Exhibit 99.2

STOCK TRANSFER AGREEMENT

AGREEMENT made as of this      day of October 2011, by and among Euro Tech Holdings Company Limited, a corporation formed under the laws of the British Virgin Islands (“Euro Tech”), Regent Earning Ltd, a corporation formed under the laws of Hong Kong (“Regent”), Pearl Venture Ltd., a corporation formed under the laws of the British Virgin Islands (“Pearl”), Broadskill Investment Ltd, a corporation formed under the laws of Hong Kong, , T.C.Leung, an individual residing in Hong Kong (“T.C.”) and those persons identified on Schedule A attached hereto and who are to receive the number of Ordinary Shares (the “Shares”) of Euro Tech set forth opposite their respective names on Schedules A and Schedule B (each a “Schedule A Stockholder” or a “Schedule B Stockholder”, as the case may be, and collectively, the “Stockholders”). Broadskill, Pearl and T. C. are included among the Stockholders but may be referred to as Broadskill, Pearl and T.C., as the case by be from time to time, where required by the context.

W I T N E S S E T H:

WHEREAS, Regent is the nominal owner of 291,182 Ordinary Shares of Euro Tech (the “Regent 291,182 Shares”) and wants to distribute said Regent 291,182 Shares to the Schedule A Stockholders as they are the beneficial owners of the number of said Ordinary Shares set forth opposite their names on Schedule A.

WHEREAS, Broadskill is the nominal owner of 91,388 Shares of the aforementioned Regent 291,182 Shares and wants to distribute said 91,388 Shares to the Schedule B Stockholders as they are the beneficial owners of the number of said Ordinary Shares set forth opposite their names on Schedule B hereto.

WHEREAS, Each of the Stockholders has advised Euro Tech and Regent, Pearl and/or Broadskill, as the case may be, that they desire to take delivery of the number of shares set forth opposite their names as on Schedule A or Schedule B, as the case may be, upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.             Incorporation of Above Recitals. The above recitals are hereby incorporated by reference as if fully stated herein.

2.             DELIVERY OF THE SHARES.

Upon the terms and conditions herein contained, as soon as practicable following the execution of this Stock Transfer Agreement by all the parties hereto, Euro Tech shall use its best efforts to cause the delivery the number of its shares set forth opposite the respective names of the Stockholders set forth on Schedule A and Schedule B in such names and to the addresses set forth below such names on Schedule A and Schedule B. Each Stockholder agrees with each other Stockholder, Pearl, Euro Tech, Regent, and Broadskill, as to the Schedule B Stockholders, that their beneficial interest in the number of shares set forth opposite their names on Schedule A or Schedule B, as the case may be, accurately represents his beneficial interest in Regent’s 291,182 Shares.

3.             DELIVERY OF STOCK CERTIFICATES AND STOCK POWERS.

The duty of Euro Tech to deliver certificates in exchange for the Regent 291,182 Shares shall be subject to the delivery to it of the Certificates representing the Regent 291,182 Shares and executed Stock Power(s), medallion guaranteed by a commercial bank or a member firm of a United States national securities exchange or other documents satisfactory to Euro Tech permitting transfer of the Regent 291,182 Shares to the Stockholders in the names and in the denominations set forth opposite their names on Schedule A and Schedule B attached hereto, respectively.

4.             REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS, PEARL REGENT AND BROADSKILL.  Each of the Stockholders, hereby represent and warrant to Euro Tech, its officers directors, agents, heirs, successors and assigns as follows:

4.1           Status.  Each Stockholder is the sole beneficial owner of the number of shares set forth opposite his name on Schedule A or Schedule B hereto, as the case may be, and owns such number of shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

4.2           Knowledge of the Stockholders. Each Stockholder, either of record or beneficially, has owned Ordinary Shares of Euro Tech for approximately ten years and is fully aware of Euro Tech’s business operations, financial condition, business prospects and risks of doing business, have read and reviewed its Annual Report on Form 20-F for its fiscal year ended December 31, 2010, each and every filing made with the Securities & Exchange Commission (“SEC”)relating to Euro Tech to the date hereof and have had the opportunity to receive further information and documents and ask questions of Euro Tech’s officers and directors. Each Stockholder confirms that that he does not desire to receive any further information, documents regarding Euro Tech nor does he ask any further questions of Euro Tech’s officers and directors.

4.3           Investment Purposes.  Each Stockholder is the owner of the number of the Regent 291,174 Shares set forth opposite his or her name on Schedule A or Schedule B , as the case may be, and has and will hold such shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such shares made in full compliance all applicable provisions of the Securities Act of 1993 (the “Act”) and the Securities Exchange Act of 1934 (“Exchange Act”), and the Rules and Regulations promulgated there under by the SEC, all as amended to date and that such shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

4.4           Sophisticated Investor.  Each Stockholder had at the time of purchase of said shares and currently has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of owning such shares, has no need for the shares for his personal liquidity and has had substantial experience in previous private and public purchases of securities.

4.5           Authorization. Each of Pearl’s, Regent’s and Broadskill’s respective governing bodies; (a) has approved and adopted this Stock Transfer Agreement, and (b) authorized their appropriate officers to execute, deliver and perform this Stock Transfer Agreement and each other act, deed document or instrument contemplated hereby on their respective behalf.

5.             ADDITIONAL COVENANTS.

5.1           Further Assurances.  At the request of any party, the another party or parties shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Stock Transfer Agreement.

5.2           Assignment. T.C. acknowledges that he has agreed to accept an equity interest Regent equivalent to 21,225 shares of Euro Tech in satisfaction of funds due to T.C. from Regent for his payment of approximately US$15,201 in Regent’s aggregate expenses during 2010 and 2011 and he has assigned all his right, title and interest in said 21,225 shares to Pearl.

5.3           Third Party Beneficiaries. The agreements and representations and warranties contained herein may expressly relied upon by the transfer agent for Euro Tech and any law firm engaged by any party hereto to effect the transfer of the shares contemplated hereby.

5.4           Restrictive Legend on Certificates to Be Delivered. Each of the Stockholders acknowledges and agrees that the certificates for the Shares to be delivered to them will bear a restrictive legend prohibiting a further transfer of such shares except in compliance with the Act and Exchange Act.

6.             Miscellaneous

6.1           Binding Effect; Benefits.  This Stock Transfer Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.  Except as otherwise set forth herein, this Stock Transfer Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.  Except as otherwise set forth herein, nothing in this Stock Transfer Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Stock Transfer Agreement.

6.2           Notices.  All notices, requests, demands and other communications which are required to be or may be given under this Stock Transfer Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the addresses set forth below their respective signatures on the signature pages hereof or such other addresses as shall be provided in writing hereinafter in the manner for the giving of notices as contemplated herein.

6.3           Entire Agreement.  This Stock Transfer Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4           Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Stock Transfer Agreement or to affect the meaning or interpretation of this Stock Transfer Agreement.

6.5           Counterparts.  This Stock Transfer Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.6           Governing Law.  This Stock Transfer Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of Hong Kong, without giving effect to the conflicts of law principles thereof.

6.7           Severability.  If any term or provision of this Stock Transfer Agreement shall to any extent be invalid or unenforceable, the remainder of this Stock Transfer Agreement shall not be affected thereby, and each term and provision of the Stock Transfer Agreement shall be valid and enforced to the fullest extent permitted by law.

6.8           Amendments.  This Stock Transfer Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Transfer Agreement to be duly executed as of the date first above written.

Euro Tech Holdings Company Limited

By:	/s/ T.C. Leung
Print Name: T.C. Leung
Print Title: Chairman
Print Address For Notices:
18 Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

Pearl Venture Ltd.

By:	/s/ T.C. Leung
Print Name: T.C. Leung
Print Title: Director
Print Address For Notices:
Columbus Centre Building
Wickhams Cay
Road Town
Tortola, British Virgin Islands

Regent Earning Limited

By:	/s/ Melvyn Ma
Print Name: MelvynMa
Print Title: Authorized Signature(s)
Print Address for Notices:
Unit B, 15/F C.M.A Building
64 Connaught Road Central
Central, Hong Kong

Broadskill Investments Ltd.

By:	/s/ Melvyn Ma
Print Name: Melvyn Ma
Print Title: Authorized Signature
Print Address for Notices:

Unit B, 15F., C.M.A. Building
64 Connaught Road Central
Hong Kong

NOT Signed
Chan Man Yan
Print Address for Notices:

NOT Signed
Shing Man Kai
Print Address for Notices:

/s/ Pan Sze Man
Pan Sze Man
Print Address for Notices:
Flat E. 13/F,
Les Saisons, Block 3
Sai Wan Ho, Hong Kong

/s/ Tang Miu Hang
Tang Miu Hang

Print Address for Notices:

/s/ Kwan Chin Ping 4/11/2011
Kwan Chin Ping
Print Address for Notices:
14E Caine Mansion
80-88 Caine Road
Central, Hong Kong

/s/ Wu Siu Ping
Wu Siu Ping
Print Address for Notices:
Flat 1B, 17/F, Clovely Court
12 May Road, Hong Kong

/s/ Yeung Kai Tai
Yeung Kai Tai
Print Address for Notices:
Room 605, Capitol Centre
5-19, Jardine’s Bazaar
Cause Way Bay
Hong Kong

/s/ T.C. Leung
T.C. Leung
Print Address For Notices:
UnitD, 18/F.,
Gee Changhong Centre
65 Wong Chuk Hang Road,
Hong Kong

SCHEDULE A

Name of Ordinary Shareholder & Social Security Number (or E.I.N.)	Number of Shares

Chan Man Yan***	FOUR
S.S. No.

Shing Man Kai, Albert***	FOUR
S.S. No.

Pan Sze Man	6,999
S.S. No.

Tang Miu Hang	20,966
S.S. No.

Broadskill Investments Ltd	91,388*
E.I.N. No.

Pearl Venture Ltd	171,791**
E.I.N. No.

* To be issued per Schedule B.

** Includes 21,225 shares assigned by T.C. Leung.

***Addenda-DID NOT EXECUTE THIS DOCUMENT.

SCHEDULE B

Number of Shares	Name of Ordinary Shareholder & Social Security Number (or E.I.N.)

15,600	Kwan Chin Ping

35,794	Wu Siu Ping

39,994	Yeung Kai Tai